EXHIBIT 32.1

Certification by the Chief Executive Officer

of Boardwalk Pipelines, LLC

pursuant to 18 U.S.C. Section 1350

(as adopted by Section 906 of the

Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Boardwalk Pipelines, LLC (the "Company") hereby certifies, to such officer's knowledge, that the Company's quarterly report on Form 10-Q for the period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ H. Dean Jones II

H. Dean Jones II

President

(Chief Executive Officer)

Boardwalk Pipelines, LLC

May 5, 2005